UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2020 (December 24, 2020)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of Incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common stock, $0.01 par value per share	HDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE.

As previously disclosed, on November 15, 2020, HD Supply Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Home Depot, Inc., a Delaware corporation (“Parent”), and Coronado Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 24, 2020, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”), at a price of $56.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding of taxes. The Offer and withdrawal rights in connection therewith expired at 12:00 midnight, New York City time, at the end of the day on December 23, 2020 (the “Expiration Time”). The depositary agent for the Offer has advised that, as of the Expiration Time, a total of 127,928,897 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 82.9% of the outstanding Shares. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration thereof a number of Shares that, together with all other Shares (if any) beneficially owned by Parent and its affiliates, represent a majority of the Shares outstanding at the expiration of the Offer (determined on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof)). All conditions to the Offer having been satisfied or waived, on December 24, 2020 Merger Sub accepted for payment all Shares validly tendered into and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer and confirmation that all conditions to the Merger set forth in the Merger Agreement were satisfied, on December 24, 2020, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with the Merger Agreement and Section 251(h) of the General Corporation Law of the State of Delaware. Pursuant to the Merger Agreement, at the effective time (the “Effective Time”) of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Parent, Merger Sub or the Company, or by any of their respective direct or indirect wholly owned subsidiaries, and Shares held by stockholders of the Company who were entitled to demand and who had properly and validly demanded their statutory rights of appraisal and had neither withdrawn nor lost such rights prior to the Effective Time) was converted into the right to receive the Offer Price, net to the holder thereof, without interest thereon. As a result, at the Effective Time, a change in control of the Company, and its indirect wholly owned subsidiary, HD Supply, Inc. (“HD Supply, Inc.”) occurred, and the Company and HD Supply, Inc. became wholly owned subsidiaries of Parent.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 16, 2020 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Redemption of Notes, Satisfaction and Discharge of Indenture

On December 14, 2020 (the “Redemption Notice Date”), HD Supply, Inc. delivered a notice of conditional full redemption (the “Redemption Notice”) relating to the redemption on December 24, 2020 of all of its $750 million aggregate principal amount 5.375% Senior Notes due 2026 (the “Notes”), issued pursuant to the Indenture dated as of October 11, 2018 (the “Indenture”), among HD Supply, Inc., the subsidiary guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee. The Redemption Notice conditioned the redemption of Notes upon the consummation of the Merger, which was consummated on December 24, 2020. The Notes were redeemed in full on December 24, 2020.

On December 24, 2020, following the redemption of the Notes, HD Supply, Inc. satisfied and discharged all obligations under the Indenture.

Prepayment and Termination of ABL Facility

In connection with the consummation of the Merger, on December 24, 2020, HD Supply, Inc. terminated its ABL Credit Agreement, dated as of April 12, 2012 (as amended from time to time, the “ABL Facility”), among HD Supply, Inc., the other borrowers from time to time party thereto, the several lenders and financial institutions from time to time party thereto, Wells Fargo Bank, National Association (as successor in interest to General Electric Capital Corporation), as administrative agent and Wells Fargo Capital Finance Corporation Canada (as successor in interest to GE Canada Finance Holding Company), as Canadian Agent. In connection with the termination of the ABL Facility, HD Supply, Inc. repaid all of the outstanding obligations, in respect of any principal, interest and fees under the ABL Facility.

Prepayment and Termination of Term Loan Facility

In connection with the consummation of the Merger, on December 24, 2020, HD Supply, Inc. terminated its Credit Agreement, dated as of April 12, 2012 (as amended from time to time, the “Term Loan Facility”), among HD Supply, Inc., the several lenders and financial institutions from time to time party thereto, Bank of America, N.A., as administrative agent and the other parties thereto. In connection with the termination of the Term Loan Facility, HD Supply, Inc. repaid all of the outstanding obligations in respect of any principal, interest and fees under the Term Loan Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information under the Introductory Note is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, the Shares were listed and traded on The NASDAQ Global Select Market under the trading symbol “HDS”. In connection with the consummation of the Merger, on December 24, 2020 the parties requested that The Nasdaq Stock Market LLC (i) suspend trading of the Shares on The NASDAQ Global Select Market at the close of business on December 24, 2020 and (ii) file a Form 25 with the SEC to remove the Shares from listing on The NASDAQ Global Select Market and terminate the registration of the Shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Form 25 was filed on December 28, 2020.

The Company intends to file a Form 15 with the SEC to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

At the Effective Time, a change in control of the Company and HD Supply, Inc. occurred, and the Company and HD Supply, Inc. became wholly owned subsidiaries of Parent.

The information disclosed under the Introductory Note and Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2020, Shane O’Kelly, Senior Vice President of Parent, became Chief Executive Officer of the Surviving Corporation and Joseph J. DeAngelo, the Chairman and Chief Executive Officer of the Company, left the Company. Also on December 24, 2020, Isabel Janci, Vice President - Investor Relations and Treasurer of Parent, became the Assistant Treasurer of the Surviving Corporation.

Pursuant to the terms of the Merger Agreement, on December 24, 2020, the board of directors of Merger Sub immediately prior to the Effective Time, which consisted of Richard V. McPhail and Teresa Wynn Roseborough, became the board of directors of the Surviving Corporation. Accordingly, as of the Effective Time, all directors of the Company serving as of immediately prior to the Effective Time ceased serving as directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, the certificate of incorporation and the bylaws of the Surviving Corporation were each amended and restated in their entirety. Copies of the Surviving Corporation’s amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 15, 2020, by and among The Home Depot, Inc., Coronado Acquisition Sub Inc., and HD Supply Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2020)*

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation

3.2	Amended and Restated Bylaws of the Surviving Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. HD Supply Holdings, Inc. will furnish the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary